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Exhibit 23.1

Consent of Independent Accountants

        We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 33-48030, 33-48348, 33-65472, 33-93224, 333-12325, 333-27011, 333-56179, 333-79549, 333-65664, and 333-65666) and on Forms S-3 (File Nos. 333-37794 and 333-49844) of Vertex Pharmaceuticals Incorporated of our report dated March 31, 2003, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP
Boston, Massachusetts
March 31, 2003

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  Exhibit 23.1
Consent of Independent Accountants